UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2003
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, CA 94304
(Address of principal executive offices) (Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Item 5.            Other Events.

On March 13, 2003 we completed the offering of our 3.625% Global Notes due March 15, 2008 (the “Notes”), made pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of March 6, 2003, by and among Hewlett-Packard Company (“HP”) and Salomon Smith Barney Inc., BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. (as representatives of the several Underwriters named therein).

The Notes are governed by an indenture entered into between HP and J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Bank and Trust Company, National Association), as Trustee, dated as of June 1, 2000 (the “Indenture”), as supplemented by an officers’ certificate, dated March 13, 2003, authorizing the terms of the Notes pursuant to Section 301 of the Indenture (the “301 Officers’ Certificate”).  The Indenture is attached as Exhibit 4.1 to our registration statement on Form S-3/A, filed with the Securities and Exchange Commission on March 17, 2000 (file number 333-30786).

The purpose of this Current Report is to incorporate by reference the form of the Notes, the Underwriting Agreement and the 301 Officers’ Certificate (attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively) into our registration statement on Form S-3 (file number 333-83346) (the “Registration Statement”), which was declared effective on March 11, 2002.  By filing this Current Report such exhibits and this Current Report are hereby incorporated by reference into the Registration Statement.

Item 7.            Financial Statements and Exhibits.

The following exhibits are being filed with this report:

Exhibit 1.1

Underwriting Agreement, dated as of March 6, 2003, by and among Hewlett-Packard Company and Salomon Smith Barney Inc., BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. (as representatives of the several Underwriters named therein).

Exhibit 4.1	Form of 3.625% Global Note due March 15, 2008.

Exhibit 4.2	Officers’ Certificate (exhibits omitted) dated March 13, 2003, delivered pursuant to Section 301 of the Indenture.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Date: March 14, 2003	By:	/s/ CHARLES N. CHARNAS
		Name:	Charles N. Charnas
		Title:	Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MARCH 13, 2003

Exhibit	Description

1.1

Underwriting Agreement, dated as of March 6, 2003, by and among Hewlett-Packard Company and Salomon Smith Barney Inc., BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. (as representatives of the several Underwriters named therein).

4.1	Form of 3.625% Global Note due March 15, 2008.

4.2	Officers’ Certificate (exhibits omitted) dated March 13, 2003, delivered pursuant to Section 301 of the Indenture.